UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 14, 2024

Valley National Bancorp
(Exact Name of Registrant as Specified in Charter)

New Jersey	1-11277	22-2477875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Penn Plaza,	New York,	New York	10119
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code (973) 305-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of exchange on which registered
Common Stock, no par value	VLY	The Nasdaq Stock Market LLC
Non-Cumulative Perpetual Preferred Stock, Series A, no par value	VLYPP	The Nasdaq Stock Market LLC
Non-Cumulative Perpetual Preferred Stock, Series B, no par value	VLYPO	The Nasdaq Stock Market LLC
Non-Cumulative Perpetual Preferred Stock, Series C, no par value	VLYPN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2024, the Board of Directors (the “Board”) of Valley National Bancorp (the “Company”) appointed Nitzan Sandor as a director of the Company to serve until the next annual meeting of shareholders of the Company and until her successor is duly elected and qualified, subject to her earlier resignation or removal.

The Board has determined that Ms. Sandor is an independent director and has appointed her to serve on the Nominating, Governance and Corporate Sustainability Committee and the Risk Committee of the Board.

Ms. Sandor serves as Senior Executive Vice President, Chief Legal Counsel of Bank Leumi Le-Israel B.M. (“Bank Leumi”). Prior to taking on this role at Bank Leumi in September 2024, Ms. Sandor served as Executive Vice President, Chief Legal Counsel of Israel Discount Bank (“IDB”) from August 2022 until July 2024. While at IDB, Ms. Sandor also served as a director of its subsidiaries, Israel Discount Bank of New York from October 2022 until July 2024 and Israel Credit Cards Ltd. from September 2023 until May 2024. Prior to joining IDB, Ms. Sandor was a partner at the Israeli law firm FISCHER (FBC & Co.) (“FISCHER”) from January 2013 until June 2022 and served as Co-Head of the firm’s Capital Markets practice in 2022 prior to her departure. Ms. Sandor began her career at FISCHER as an intern in March 2004 and became an associate at the firm in June 2005. Ms. Sandor received her Bachelor of Laws degree from Tel Aviv University in 2004.

Ms. Sandor was appointed to the Board as a designee of Bank Leumi pursuant to the terms of the Investor Rights Agreement, dated as of April 1, 2022, by and between the Company and Bank Leumi (the “Investor Rights Agreement”). As previously reported in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 23, 2024, Dafna Landau, a prior designee of Bank Leumi under the Investor Rights Agreement, separated from employment with Bank Leumi and tendered her resignation to the Board. Ms. Sandor will replace Ms. Landau as Bank Leumi’s designee. Other than the Investor Rights Agreement, there are no arrangements or understandings between Ms. Sandor and any other person pursuant to which Ms. Sandor was selected as a director. Ms. Sandor has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Sandor will participate in the Company’s non-employee director compensation program as described in the Company’s Proxy Statement filed on April 5, 2024, and in any information that the Company files with the SEC that updates or supersedes that information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 15, 2024	VALLEY NATIONAL BANCORP
	By:	/s/ Gary G. Michael
Gary G. Michael
Executive Vice President, General Counsel
& Corporate Secretary